Exhibit 99.1

Supermicro Announces Third Quarter Fiscal Year 2025 Financial Results

SAN JOSE, Calif. -- May 6, 2025 -- (BUSINESS WIRE) -- Super Micro Computer, Inc. (NASDAQ: SMCI) (“Supermicro” or the “Company”), a Total IT Solution Provider for AI, Cloud, Storage, and 5G/Edge, today announced unaudited financial results for its third quarter of fiscal year 2025 ended March 31, 2025.

Third Quarter Fiscal Year 2025 Highlights

•Net sales of $4.60 billion versus $5.68 billion in Q2'25 and $3.85 billion in Q3'24.
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•Gross margin of 9.6% versus 11.8% in Q2'25 and 15.5% in Q3'24.

•Net income of $109 million versus $321 million in Q2'25 and $402 million in Q3'24.

•Diluted net income per common share of $0.17 versus $0.51 in Q2'25 and $0.66 in Q3'24.

•Non-GAAP diluted net income per common share of $0.31 versus $0.59 in Q2'25 and $0.66 in Q3'24.

•Cash flow provided by operations for Q3'25 of $627 million and capital expenditures of $33 million.

“We continue to make great progress with our DCBBS (Data Center Building Block Solution), DLC (Direct Liquid Cooled-2) and AI technology leadership, but some customers delayed making platform decisions in the quarter,” said Charles Liang, Founder, President, and CEO of Supermicro. “We do expect many of those commitments to land in the June and September quarters, reinforcing my confidence in our ability to meet our long-term targets, however economic uncertainty and tariff impacts may have a short-term impact. We believe that we are well positioned in the long-term to capitalize on the growing market opportunity."

The non-GAAP gross margin for the third quarter of fiscal year 2025 was 9.7% with adjustments for stock-based compensation expenses of $7 million. The non-GAAP diluted net income per common share for the third quarter of fiscal year 2025 was $0.31. This non-GAAP figure includes adjustments for stock-based compensation expenses and the loss on extinguishment of convertible notes of $62 million and $23 million, which are net of the related tax effect of $22 million and $7 million, respectively. As of March 31, 2025, total cash and cash equivalents was $2.54 billion and total bank debt and convertible notes were $2.49 billion.

Recent Corporate Governance Updates

The Company has made progress on strengthening its corporate governance practices and implementing recommendations by the Special Committee of the board of directors. All outstanding financial statements have been filed and the Company is in compliance with all Nasdaq filing requirements. Since December 2, 2024, Supermicro has strengthened its board of directors and management team with the additions of Scott Angel, who joined the company’s board of directors, Yitai Hu, as the Company's General Counsel & Senior Vice President of Corporate Development, and Kenneth Cheung, as the Company’s Senior Vice President and Chief Accounting Officer.

Business Outlook

The Company expects net sales of $5.6 billion to $6.4 billion for the fourth quarter of fiscal year 2025 ending June 30, 2025, GAAP net income per diluted share of $0.30 to $0.40 and non-GAAP net income per diluted share of $0.40 to $0.50. The Company’s projections for GAAP and non-GAAP net income per diluted share assume a tax rate of approximately 14.9% and 16.5%, respectively, and a fully diluted share count of 628 million shares for GAAP and fully diluted share count of 642 million shares for non-GAAP. The outlook for fourth quarter of fiscal year 2025 GAAP net income per diluted share includes approximately $63 million in expected stock-based compensation, net of related tax effects of $18 million that are excluded from non-GAAP net income per diluted share.

For fiscal year 2025, the Company is updating its revenue guidance from a range of $23.5 billion to $25.0 billion to a new range of $21.8 billion to $22.6 billion.

Conference Call and Webcast Information

Supermicro will present a live audio webcast of a conference call to review its third quarter of fiscal year 2025 on Tuesday, May 6, 2025, at 5:00 p.m. ET / 2:00 p.m. PT. The webcast will be available at https://ir.supermicro.com.

A replay of the webcast will be available shortly after the call at the same website and will remain accessible for one year.

Cautionary Statement Regarding Forward Looking Statements

Statements contained in this press release that are not historical fact may be forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements can be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “may,” "plan,” “seek,” “should,” “will,” “would” or similar expressions and the negatives of those terms. Such forward looking statements may include statements regarding, among other things, guidance for the fourth quarter of fiscal year 2025 and updated full year fiscal 2025 guidance, realizing sales from delayed commitments in the upcoming quarters ending June 30, 2025 and September 30, 2025, meeting the Company's long-term targets and capitalizing on the growing market opportunity in the long-term, and our leadership in DCBBS and AI technology. Such forward looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from those anticipated, including: (i) our quarterly operating results may fluctuate, (ii) as we increasingly target larger customers and larger sales opportunities, our customer base may become more concentrated, our cost of sales may increase, our margins may be lower and our sales may be less predictable, (iii) the average sales prices for our server solutions could decline if customers do not continue to purchase our latest generation products or additional components, and (v) adverse economic conditions could affect our business, including, but not limited to, increased tariffs. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward looking statements are detailed in our filings with the Securities and Exchange Commission, including those factors discussed under the caption "Risk Factors" in such filings, particularly in our Annual Report on Form 10-K for our fiscal year ended June 30, 2024.

About Super Micro Computer, Inc.

Supermicro (NASDAQ: SMCI) is a global leader in Application-Optimized Total IT Solutions. Founded and operating in San Jose, California, Supermicro is committed to delivering first-to-market innovation for Enterprise, Cloud, AI, and 5G Telco/Edge IT Infrastructure. We are a Total IT Solutions manufacturer with server, AI, storage, IoT, switch systems, software, and support services. Supermicro's motherboard, power, and chassis design expertise further enables our development and production, enabling next-generation innovation from cloud to edge for our global customers. Our products are designed and manufactured in-house (in the US, Taiwan, and the Netherlands), leveraging global operations for scale and efficiency and optimized to improve TCO and reduce environmental impact (Green Computing). The award-winning portfolio of Server Building Block Solutions® allows customers to optimize for their exact workload and application by selecting from a broad family of systems built from our flexible and reusable building blocks that support a comprehensive set of form factors, processors, memory, GPUs, storage, networking, power, and cooling solutions (air-conditioned, free air cooling or liquid cooling).

Supermicro, Server Building Block Solutions, and We Keep IT Green are trademarks and/or registered trademarks of Super Micro Computer, Inc.

All other brands, names, and trademarks are the property of their respective owners.

Investor Relations Contact:
Nicole Noutsios
Stratos Advisors
email: ir@supermicro.com

Source: Super Micro Computer, Inc.

SUPER MICRO COMPUTER, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
 (unaudited)

	March 31,	June 30,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$2,536,101	$1,669,766
Accounts receivable, net of allowance for credit losses	2,642,556	2,737,331
Inventories	3,870,243	4,333,029
Prepaid expenses and other current assets	464,689	191,834
Total current assets	9,513,589	8,931,960
Property, plant and equipment, net	492,565	414,008
Deferred income taxes, net	481,216	365,172
Other assets	251,155	114,952
Total assets	$10,738,525	$9,826,092
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$643,050	$1,472,381
Accrued liabilities	344,679	259,674
Income taxes payable	23,633	18,268
Lines of credit and current portion of term loans	63,971	402,346
Deferred revenue	352,803	193,052
Total current liabilities	1,428,136	2,345,721
Deferred revenue, non-current	312,994	223,324
Term loans, non-current	43,003	74,083
Convertible notes	2,385,320	1,697,716
Other long-term liabilities	189,593	67,878
Total liabilities	4,359,046	4,408,722
Stockholders’ equity:
Common stock and additional paid-in capital	2,939,276	2,830,820
Accumulated other comprehensive income	663	706
Retained earnings	3,439,380	2,585,680
Total Super Micro Computer, Inc. stockholders’ equity	6,379,319	5,417,206
Noncontrolling interest	160	164
Total stockholders’ equity	6,379,479	5,417,370
Total liabilities and stockholders’ equity	$10,738,525	$9,826,092

SUPER MICRO COMPUTER, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
 (unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2025	2024	2025	2024
Net sales	$4,599,913	$3,850,066	$16,215,131	$9,634,662
Cost of sales	4,159,695	3,252,698	14,329,311	8,119,281
Gross profit	440,218	597,368	1,885,820	1,515,381
Operating expenses:
Research and development	162,857	116,226	453,329	336,077
Sales and marketing	59,978	49,691	208,400	133,775
General and administrative	70,603	53,137	199,488	123,241
Total operating expenses	293,438	219,054	861,217	593,093
Income from operations	146,780	378,314	1,024,603	922,288
Other (expense) income, net	(18,313)	10,035	1,879	8,762
Interest expense	(13,402)	(6,246)	(37,291)	(16,240)
Income before income tax provision	115,065	382,103	989,191	914,810
Income tax (provision) benefit	(5,843)	19,983	(137,544)	(61,735)
Share of (expense) income from equity investee, net of taxes	(445)	373	2,053	2,347
Net income	$108,777	$402,459	$853,700	$855,422
Net income per common share:
Basic	$0.18	$0.71	$1.44	$1.57
Diluted	$0.17	$0.66	$1.37	$1.45
Weighted-average shares used in the calculation of net income per common share:
Basic	595,041	564,780	592,349	545,620
Diluted	621,809	614,310	625,272	588,890

Stock-based compensation is included in the following cost and expense categories by period (in thousands):

	Three Months Ended March 31,		Nine Months Ended March 31,
	2025	2024	2025	2024
Cost of sales	$7,060	$3,221	$17,713	$12,680
Research and development	54,254	24,856	141,590	86,005
Sales and marketing	9,923	4,993	27,245	14,998
General and administrative	13,467	23,037	44,292	42,864
Stock-based compensation expense, before taxes	$84,704	$56,107	$230,840	$156,547

SUPER MICRO COMPUTER, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
 (unaudited)

	Nine Months Ended March 31,
	2025	2024
OPERATING ACTIVITIES:
Net income	$853,700	$855,422
Reconciliation of net income to net cash provided by (used in) operating activities:
Depreciation and amortization	39,708	29,174
Stock-based compensation expense	230,840	156,547
Share of income from equity investee	(2,053)	(2,347)
Unrealized foreign currency exchange loss (gain)	2,742	(282)
Loss on extinguishment of convertible notes	30,251	—
Deferred income taxes, net	(134,401)	(144,485)
Other	5,577	3,186
Changes in operating assets and liabilities:
Accounts receivable, net	94,782	(501,870)
Inventories	457,897	(2,679,023)
Prepaid expenses and other assets	(284,356)	(25,673)
Accounts payable	(811,690)	309,613
Accrued liabilities	52,714	123,937
Income taxes payable	5,365	(99,824)
Deferred revenue	249,421	132,043
Other long-term liabilities	5,414	5,424
Net cash provided by (used in) operating activities	795,911	(1,838,158)
INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(104,536)	(110,296)
Investment in equity securities	—	(27,673)
Net cash used in investing activities	(104,536)	(137,969)
FINANCING ACTIVITIES:
Proceeds from lines of credit and term loans	1,357,991	1,818,850
Repayment of lines of credit and term loans	(1,731,366)	(1,939,590)
Proceeds from exercise of stock options	14,452	25,114
Payment for withholding taxes related to settlement of equity awards	(118,960)	(119,285)
Issuances of common stock in public offerings, net of issuance costs	—	2,313,990
Debt issuance costs in connection with amended 2029 Convertibles Notes	(31,217)	—
Proceeds from issuance of 2029 Convertible Notes, net of issuance costs	—	1,695,768
Proceeds from issuance of 2028 Convertible Notes, net of issuance costs	683,696	—
Purchase of capped calls	—	(142,140)
Other	22	76
Net cash provided by financing activities	174,618	3,652,783
Effect of exchange rate fluctuations on cash	826	(1,634)
Net increase in cash, cash equivalents and restricted cash	866,819	1,675,022
Cash, cash equivalents and restricted cash at the beginning of the period	1,670,273	440,960
Cash, cash equivalents and restricted cash at the end of the period	$2,537,092	$2,115,982

SUPER MICRO COMPUTER, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
 (unaudited)

Supplemental disclosure of cash flow information:
Cash paid for interest	$24,046	$14,813
Cash paid for taxes, net of refunds	$270,392	$300,596

Unpaid property, plant and equipment purchases	$18,283	$9,345
Right of use assets obtained in exchange for operating lease commitments	$128,617	$24,140
Transfer of inventory to property, plant and equipment	$4,889	$—

SUPER MICRO COMPUTER, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share amounts)
 (unaudited)

Use of Non-GAAP Financial Measures

To supplement its condensed consolidated financial results presented in accordance with United States Generally Accepted Accounting Principles ("GAAP"), the Company uses non-GAAP measures that are adjusted for certain items from the most directly comparable GAAP measures. The specific non-GAAP measures presented below are: gross margin; operating expenses; net income; net income per common share; diluted net income; diluted net income per common share; and effective tax rate. Further, beginning with this reporting period management is adding adjusted earnings before interest, taxes, depreciation, and amortization, ("Adjusted EBITDA") as an additional non-GAAP financial measure. Management believes these non-GAAP measures provide useful information to investors by offering a consistent basis for comparing the Company's performance across periods, excluding items that are not reflective of our core operating results. These non-GAAP measures are not prepared in accordance with GAAP or intended to be a replacement for GAAP financial data; and therefore, should be reviewed together with the GAAP measures and are not intended to serve as a substitute for results under GAAP, and may be different from non-GAAP measures used by other companies.

We exclude the following adjustments from our non-GAAP financial measures:

Non-GAAP Adjustments

•Stock-based compensation: Stock-based compensation relates primarily to our equity incentive awards. Stock-based compensation is a non-cash expense that is dependent on market forces that are difficult to predict. We believe that this adjustment for stock-based compensation provides investors with a basis to measure the company's core performance, including compared with the performance of other companies, without the period-to-period variability created by stock-based compensation.

•Loss on extinguishment of convertible notes: We exclude the loss on extinguishment of debt related to our convertible notes from our non-GAAP results, as it is a non-recurring, financing-related charge that does not reflect our underlying operating performance in the period incurred. We believe it is appropriate to exclude this loss - and to present it separately - to provide investors with greater insight, as it is directly tied to a capital-raising event and is not reflective of ongoing operating results.

•Adjusted EBITDA adjustments: When calculating Adjusted EBITDA, in addition to the adjustments described above, we exclude the impact of the following items during the period:

◦Interest expense
◦Income tax (provision) benefit
◦Depreciation and amortization

Pursuant to the requirements of SEC Regulation G, please see the tables below for the reconciliations of GAAP to Non-GAAP measures. These should be read together with the preceding financial statements prepared in accordance with GAAP.

SUPER MICRO COMPUTER, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share amounts)
 (unaudited)

Reconciliation of GAAP Net Income to Adjusted EBITDA:

	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Q3 2025
GAAP Net Income	$156,995	$295,968	$402,459	$297,244	$424,327	$320,596	$108,777
Interest expense	1,863	8,131	6,246	3,112	17,354	6,535	13,402
Income tax provision (benefit)	20,215	61,503	(19,983)	1,559	74,732	56,969	5,843
Depreciation & Amortization	9,097	9,479	9,830	10,287	11,776	12,725	15,207
Stock-based compensation	57,379	43,061	56,107	74,960	64,014	82,122	84,704
Loss on extinguishment of convertible notes	—	—	—	—	—	—	30,251
Adjusted EBITDA	$245,549	$418,142	$454,659	$387,162	$592,203	$478,947	$258,184

Adjusted EBITDA % of net sales	11.6%	11.4%	11.8%	7.2%	10.0%	8.4%	5.6%

Reconciliation of GAAP to Non-GAAP Gross Margin:

	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025		Q2 2025	Q3 2025
GAAP Gross Profit	$353,691	$564,322	$597,368	$546,029	$775,580		$670,022	$440,218
Stock-based compensation	5,904	3,555	3,221	3,185	3,959		6,694	7,060
Non-GAAP Gross Profit	$359,595	$567,877	$600,589	$549,214	$779,539		$676,716	$447,278

GAAP gross margin (%)	16.7%	15.4%	15.5%	10.2%	13.1%		11.8%	9.6%
Stock-based compensation (%)	0.3%	0.1%	0.1%	0.1%	—%	*	0.1%	0.1%
Non-GAAP gross margin (%)	17.0%	15.5%	15.6%	10.3%	13.1%		11.9%	9.7%
*Represents an amount less than 0.1%.

Reconciliation of GAAP to Non-GAAP Operating Expenses:

	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Q3 2025
GAAP Operating Expenses	$181,181	$192,858	$219,054	$257,543	$266,381	$301,398	$293,438
Adjustments to operating expenses
GAAP R&D operating expenses	111,027	108,824	116,226	127,471	132,243	158,229	162,857
Stock-based compensation	35,710	25,439	24,856	28,890	36,527	50,809	54,254
Non-GAAP R&D operating expenses	75,317	83,385	91,370	98,581	95,716	107,420	108,603

GAAP S&M operating expenses	37,230	46,854	49,691	55,963	68,854	79,568	59,978
Stock-based compensation	5,665	4,340	4,993	6,197	7,763	9,559	9,923
Non-GAAP S&M operating expenses	31,565	42,514	44,698	49,766	61,091	70,009	50,055

GAAP G&A operating expenses	32,924	37,180	53,137	74,109	65,284	63,601	70,603
Stock-based compensation	10,100	9,727	23,037	36,688	15,765	15,060	13,467
Non-GAAP G&A operating expenses	22,824	27,453	30,100	37,421	49,519	48,541	57,136

Non-GAAP Operating Expenses	$129,706	$153,352	$166,168	$185,768	$206,326	$225,970	$215,794

SUPER MICRO COMPUTER, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share amounts)
 (unaudited)

Reconciliation of GAAP to Non-GAAP Net Income:

	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Q3 2025
GAAP net income	$156,995	$295,968	$402,459	$297,244	$424,327	$320,596	$108,777
Adjustments related to stock-based compensation:
Cost of sales	5,904	3,555	3,221	3,185	3,959	6,694	7,060
Operating expenses	51,475	39,506	52,886	71,775	60,055	75,428	77,644
Total adjustments to GAAP income from operations	57,379	43,061	56,107	74,960	64,014	82,122	84,704
Adjustments related to loss on extinguishment of convertible notes:
Other expense	—	—	—	—	—	—	30,251
Total adjustments to GAAP Other expense	—	—	—	—	—	—	30,251
Total adjustments to GAAP income before income tax provision	57,379	43,061	56,107	74,960	64,014	82,122	114,955
Income tax effect of non-GAAP adjustments	(16,049)	(9,569)	(47,023)	(20,169)	(15,873)	(19,136)	(29,706)
Non-GAAP net income	$198,325	$329,460	$411,543	$352,035	$472,468	$383,582	$194,026

GAAP net income - diluted	$156,995	$295,968	$402,844	$298,339	$427,076	$321,706	$108,777
Convertible note interest charge, net of tax	—	—	385	1,095	2,749	1,110	—
Non-GAAP net income - diluted	$198,325	$329,460	$411,928	$353,130	$475,217	$384,692	$194,026

Weighted-average shares used in the calculation of net income per common share:

Basic - GAAP	530,928	541,354	564,780	586,883	589,558	592,507	595,041
Basic - Non-GAAP	530,928	541,354	564,780	586,883	589,558	592,507	595,041

Diluted - GAAP	571,853	580,777	614,310	642,081	639,148	636,047	621,809
Stock-based compensation	6,607	8,843	5,220	6,186	8,930	10,624	14,108
Diluted - Non-GAAP	578,460	589,620	619,530	648,267	648,078	646,671	635,917

SUPER MICRO COMPUTER, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share amounts)
 (unaudited)

Reconciliation of GAAP to Non-GAAP EPS:

	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Q3 2025
GAAP Net Income per common share - basic	$0.30	$0.55	$0.71	$0.51	$0.72	$0.54	$0.18
Adjustments to GAAP:
Stock-based compensation - basic	0.11	0.08	0.10	0.13	0.11	0.14	0.14
Loss on extinguishment of convertible notes - basic	—	—	—	—	—	—	0.05
Income tax - basic	(0.04)	(0.02)	(0.08)	(0.04)	(0.03)	(0.03)	(0.04)
Non-GAAP Net Income per common share - basic	$0.37	$0.61	$0.73	$0.60	$0.80	$0.65	$0.33

GAAP net income per common share - dilutive	$0.27	$0.51	$0.66	$0.46	$0.67	$0.51	$0.17
Adjustments to GAAP:
Stock-based compensation - diluted	0.10	0.07	0.09	0.12	0.09	0.12	0.14
Loss on extinguishment of convertible notes - diluted	—	—	—	—	—	—	0.05
Income tax - diluted	(0.03)	(0.02)	(0.09)	(0.04)	(0.03)	(0.04)	(0.05)
Non-GAAP Net Income per common share – diluted	$0.34	$0.56	$0.66	$0.54	$0.73	$0.59	$0.31

GAAP to Non-GAAP Effective Tax Rate:

	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Q3 2025
GAAP effective tax rate	11.4%	17.3%	(5.2)%	0.5%	15.0%	15.2%	5.1%
Total adjustments to GAAP provision to income tax	4.1%	0.5%	11.4%	5.3%	1.1%	1.4%	10.4%
Non-GAAP effective tax rate	15.5%	17.8%	6.2%	5.8%	16.1%	16.6%	15.5%